UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2008

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On August 11, 2008, BearingPoint, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2008 and providing guidance for the remainder of 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.
     Net revenue, free cash flow and cash balance, which are non-GAAP financial measures, are presented in the press release. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. In this regard, GAAP refers to generally accepted accounting principles in the United States.
     The Company believes that it is useful to monitor net revenue because it represents the actual amount paid by its clients for the services it provides, as opposed to services provided by others and ancillary costs and expenses. Net revenue is a non-GAAP financial measure. The most directly comparable financial measure in accordance with GAAP is revenue. Net revenue is derived by reducing the components of revenue that consist of other direct contract expenses, which are costs that are directly attributable to client engagements. These costs include items such as computer hardware and software, travel expenses for professional personnel and costs associated with subcontractors.
     The Company believes that free cash flow is a useful measure because it allows better understanding and assessment of the Company’s ability to meet debt service requirements and the amount of recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company’s residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. The Company uses free cash flow as a measure of recurring operating cash flow. Free cash flow is a non-GAAP financial measure. The most directly comparable financial measure calculated in accordance with GAAP is net cash provided by operating activities. Free cash flow is calculated by subtracting purchases of property and equipment from cash provided by operating activities.
     The Company believes that cash balance is a useful measure because it allows us to track the Company’s total cash, i.e., cash and cash equivalents and restricted cash. Cash balance is a non-GAAP financial measure as it represents the net presentation of cash and cash equivalents and restricted cash. The most directly comparable financial measure is cash and cash equivalents.
Item 9.01 Exhibits
(d) Exhibits
99.1	Press Release of BearingPoint, Inc. dated August 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2008	BearingPoint, Inc.
	By:	/s/ Eddie R. Munson
Eddie R. Munson
Chief Financial Officer